UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(AMENDMENT NO. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2008
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor
Sugar Land, Texas	77478

(Address of principal executive offices)	(Zip Code)
(281) 504-8000
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     This Amendment No. 2 to Form 8-K amends and supplements the Forms 8-K of US Dataworks, Inc. (the “Company”) dated June 13, 2008 and June 23, 2008.
     On June 13, June 17 and June 23, 2008, the Company received letters from Highbridge International LLC (“Highbridge”), Cranshire Capital, LP (“Cranshire”) and Castlerigg Master Investments Ltd. (“Castlerigg”), respectively, each purporting to be an Event of Default Redemption Notice (the “Notices”) pursuant to the Senior Secured Convertible Note due November 13, 2010 (the “Notes”) issued to Highbridge, Cranshire and Castlerigg (collectively, the “Investors”). Pursuant to the Notices, Highbridge, Cranshire and Castlerigg each demanded that we redeem the Notes as a price equal to the Conversion Amount (as defined in the Notes) multiplied by the Redemption Premium of 125%. According to the Notices, the purported Event of Default was the Company’s failure to have a registration statement for the resale of the shares of the Company’s common stock issuable upon conversion of the Notes and upon exercise of the Warrants issued in connection with the Notes declared effective by May 12, 2008.
     On June 18, June 19 and June 26, 2008, the Company informed Highbridge, Cranshire and Castlerigg that, for the reasons set forth below, the Notices were defective because there is no Event of Default pursuant to Section 4(a)(i) of the Notes, and requested that Highbridge, Cranshire and Castlerigg each immediately withdraw their respective Notices.
     The Company informed the Investors that Section 4(a)(i) of the Note assumes that the absence of a Registration Statement required pursuant to the Registration Rights Agreement, dated as of November 13, 2007 (the “Registration Rights Agreement”), by and among the Company and the Investors prevents the sale of shares of the Company’s common stock issuable upon conversion of the Notes and exercise of the Warrants (the “Registrable Securities”). As Section 3(a) of the Registration Rights Agreement makes clear, however, a Registration Statement is not necessary if the Registrable Securities can be sold pursuant to Rule 144. Since the Investors are able to sell the Registrable Securities pursuant to Rule 144, there is no need for such a Registration Statement under the Registration Rights Agreement. Accordingly, the Company informed the Investors that there is no Event of Default pursuant to Section 4(a)(i) of the Notes.
     On July 15, 2008, the Company gave notice to the Investors of their respective rights of optional redemption of the Notes on August 13, 2008. On July 16, 2008, the Company received optional redemption notices from Castlerigg and Cranshire. On July 22, 2008, the Company received an optional redemption notice from Highbridge.
     The issue of whether or not an Event of Default has occurred and whether or not the Investors are entitled to the remedies described above are in dispute, and the dispute with the Investors is subject to change. The Company believes it has meritorious defenses against the assertions and demands made by the Investors. However, the Company cannot assure you regarding the outcome of this dispute. Regardless of the outcome, this dispute may be time-consuming and expensive and could divert management’s attention from the Company’s business.
     The foregoing contains forward-looking statements regarding the purported event of default and the Company’s ability to defend against the Investors’ assertions and demands. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to risks and uncertainty including risks related to, among other things, the Company’s ability to successfully defend its position with respect to the Notes. Actual results may differ materially from those in the forward-looking statements. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-KSB. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: July 28, 2008

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Office